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                                  EXHIBIT 4.2


                      FLORIDABANK, A FEDERAL SAVINGS BANK

                           STOCK OPTION PLAN - 1993


     1.   The Purpose of the Plan.  This stock option plan (the "Plan") is
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intended to provide an opportunity for directors, officers and key employees of
FloridaBank, a Federal Savings Bank ("FloridaBank") and its subsidiaries, as subsidiaries are defined in section 424 of the Code* (its "subsidiaries"), to acquire shares of common stock. The Plan provides for the grant of incentive stock options, as defined in section 422(b) of the Code ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options") providing an equity interest in the Bank's business, as an incentive to service or continued service to FloridaBank and to aid FloridaBank in obtaining and retaining directors and key personnel of outstanding ability. As used herein, "Options" refers to Incentive Stock Options and Non-Qualified Stock Options.

     2.   Stock Subject to the Plan.  The maximum number of shares of the common
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stock, $1.00 par value, of FloridaBank (the "Stock") which may be issued under
Incentive Stock Options and Non-Qualified Stock Options granted under the Plan in the discretion of the Committee, (as referred to below), shall be a total of 125,000 shares of Stock. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Stock Option shall again be available for purposes of the Plan.

     3.   Administration of the Plan.  This Plan shall be administered by a
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committee of the Board of Directors consisting of not less than three outside directors (the "Committee"). The Committee shall have full authority in its discretion to determine the directors, officers or key employees of FloridaBank and its subsidiaries to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective directors, officers and key employees, their present and potential contributions to FloridaBank and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

     4.   Eligibility and Limits.  Options may be granted only to directors,
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officers and key employees of FloridaBank and its present or future subsidiaries. No Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns (as defined in Sections 422(b)(6) and 424 of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of FloridaBank and no Incentive Stock Option may be granted to a director not otherwise employed by FloridaBank or a subsidiary of FloridaBank. The aggregate fair market value (determined

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*The "Code" herein refers to the Internal Revenue Code of 1954 as amended.
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as of the time an Incentive Stock Option is granted) of the Stock for which an officer or employee may be granted Incentive Stock Options in any calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of FloridaBank, (as defined in section 424 of the Code), shall not exceed $100,000 plus any unused limit carryover to such year computed in accordance with section 422(d) of the Code.

     5.   Incentive Stock Options and Non-Qualified Stock Options.  At the time
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any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 4 above with respect to the aggregate fair market value of the Stock for which an officer or employee shall be granted Incentive Stock Options in any calendar year and subject to the provisions of Section 2 above as to the total number of shares for which both Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Stock purchased pursuant to said Option shall be clearly identified as representing shares purchased upon exercise of an Incentive Stock Option.

     6.   Terms and Conditions of Options.  Subject to the following provisions,
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all Options shall be in such form and upon such terms and conditions as the
Committee in its discretion may from time to time determine.

          (a)  Option Price.  The Option price per share shall not be less than
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     100% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted, which shall be the date on which the Committee has approved the terms and conditions of a stock option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option.

          (b)  Option Terms.  No Option shall be exercisable after the
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     expiration of ten years from the date the Option is granted unless otherwise provided for in the terms of such option.

          (c)  Payment.  Payment for all shares purchased pursuant to exercise
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     of an Option shall be made in cash.  Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made. The holder of an Option shall, as such, have none of the rights of a stockholder.

          (d)  Conditions of Exercise of an Option.  Subject to the provisions
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     of subparagraph (g) below, no Option shall be exercisable until the holder shall have been employed by or served as a director for the Bank or one of its subsidiaries for at least six months from the date of grant.

          (e)  Nontransferability of Options.  An Option shall not be
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     transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him/her.

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          (f)  Termination of Employment or Death.  In the event of termination
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     of employment or of a directorship of the holder for any reason other than death or disability, the holder may not exercise an Option more than three months after the date of such termination of such employment or such directorship; provided, however, that no Option shall be exercised following the date of notice to the holder of termination of his employment by the Bank or any of its subsidiaries for violation by him of any law or regulation applicable to FloridaBank or of any written employment contract between FloridaBank and the holder. Upon any termination of employment of the holder by reason of disability, within the meaning of Section 22(e)(3) of the Code, the holder may not exercise an Option later than twelve months after the date of such termination of employment. If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or beneficiaries, at any time during the twelve-month period following his death. Notwithstanding this subparagraph (f), no Option may be exercised after the date on which such Option was scheduled to expire. For purposes of this subparagraph (f), employment or a directorship of a holder shall not be deemed terminated so long as the of holder is employed by, or a director of, a parent or subsidiary of FloridaBank or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed responsibility for the Option of the holder in a transaction to which Section 424(a) of the Code is applicable.

          (g)  Limited Right of Exercise.  Notwithstanding the provisions of
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     subparagraph (d) above, but subject to the provisions of subparagraph (b)
     above, an Option may be exercised as to the full number of shares covered by the Option without regard to the date of grant of the Option if: (1) a tender offer or exchange offer has been made for shares of Stock, other than one made by FloridaBank provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Stock amounting to 25% or more of the outstanding stock pursuant to such offer; or (2) the stockholders of FloridaBank have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which FloridaBank will not survive or will survive only as a subsidiary of another savings bank or savings and loan association, a bank or other corporation, or to sell or otherwise dispose of all or substantially all of its assets; or (3) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes the holder of 25% or more of the outstanding shares of Stock. If any of the events specified in this subparagraph (g) have occurred, the Option shall be fully exercisable: (x) in the event of
     (1) above, within a 30-day period commencing on the date of expiration of the tender offer or exchange offer; or (y) in the event of (2) above, within a 30-day period commencing on the date of approval by the stockholders of FloridaBank of the Agreement; or (z) in the event of (3) above, within a 30-day period commencing on the date upon which FloridaBank is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Act and rules and regulations promulgated thereunder) indicating that any person or group has become the holder of 25% or more of the outstanding shares of Stock or, if the Corporation is not subject to Section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the holder of 25% or more of the outstanding shares of Stock.

          (h)  Prior Outstanding Options.  No Incentive Stock Option shall be
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     exercisable by an optionee until such time as all prior Incentive Stock
     Options granted to such optionee have been

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     exercised in full or have expired by reason of lapse of time, except to the extent permitted by the provisions of the Internal Revenue Code governing Incentive Stock Options.

     7.   Changes in Capitalization; Merger; Liquidation.  The number of shares
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of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share in each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares affected without receipt or consideration by FloridaBank. If FloridaBank shall be the surviving entity in any merger or consolidation, recapitalization, reclassification of shares or reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction.

     In the event of any such changes in capitalization of FloridaBank, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of paragraph 8.

     A dissolution or liquidation of FloridaBank or a merger or consolidation in which FloridaBank is not the surviving corporation or in which FloridaBank survives only as a subsidiary of another corporation shall cause each outstanding Option to terminate, except to the extent that another savings bank, savings and loan association, bank or other legal entity assumes such Option or substitutes another Option therefor in a transaction to which Section 424(a) of the Code is applicable.

     In the event of a change of FloridaBank's shares of Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

     Except as expressly provided in this paragraph 7, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to FloridaBank's stockholders of assets or stock of another corporation, and any issue by FloridaBank of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.

     The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of FloridaBank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of FloridaBank, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of FloridaBank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

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     8.   Termination and Amendment of the Plan.  The Plan shall terminate on
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the date ten years after adoption of the Plan by the Board of Directors, and no
Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the stockholders or the Board of Directors of FloridaBank; provided, however, that:

          (a) no such termination, modification or amendment without the consent of the holder of an Option already granted shall adversely affect his rights under such Option; and

          (b) any modification or amendment which would (1) increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), (2) modify the designation of individuals eligible to receive Options under the Plan, or (3) materially increase the benefits accruing to holders of Options granted or to be granted under the Plan, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, as amended, shall be effective only if it is approved by the stockholders of FloridaBank at the next annual meeting or special meeting of stockholders after the date of adoption by the Board of Directors of such modification or amendment.

     9.   Approval by Stockholders.  The Plan shall become effective when
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adopted by the Board of Directors, but no Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by FloridaBank's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Options previously granted under the Plan shall terminate and no further Options shall be granted. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     10.  Construction.  All Incentive Stock Options to be granted hereunder are
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intended to comply with Section 422(b) and 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

                              Adopted by the Board of Directors of
                              FloridaBank, a Federal Savings Bank on
                              February 26, 1993

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